Calculation of Filing Fee Tables
S-8
MYRIAD GENETICS INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.01 par value per share	Other	16,574,181	$ 4.18	$ 69,280,076.58	0.0001381	$ 9,567.58
Total Offering Amounts:						$ 69,280,076.58		$ 9,567.58
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 9,567.58
Offering Note
[1]	The number of shares of common stock, par value $0.01 per share ("Common Stock"), of Myriad Genetics, Inc. (the "Registrant") stated above consists of (i) 8,463,567 shares of Common Stock available for issuance under the Myriad Genetics, Inc. 2026 Employee, Director and Consultant Equity Incentive Plan (the "2026 Plan") and (ii) up to a maximum of 8,110,614 shares of Common Stock that are subject to outstanding restricted stock units under the Registrant's 2017 Employee, Director and Consultant Equity Incentive Plan as of June 4, 2026, to the extent such awards are forfeited, expire, or are cancelled without the delivery of shares on or after the date of the Registrant's 2026 Annual Meeting of Stockholders. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any anti-dilution and other provisions of the 2026 Plan. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act on the basis of $4.18, the average of the high and the low price of Registrant's Common Stock as reported on the Nasdaq Global Select Market on June 1, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources